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                                                         Exhibit 99.B(h)(24)(iv)

                                     FORM OF
                         AMENDMENT TO ING PARTNERS, INC.

                         SHAREHOLDER SERVICING AGREEMENT
                              ADVISER CLASS SHARES

     This Amendment is dated as of the 7th day of December, 2005 by and between ING Partners, Inc. (the "Fund") and ING USA Annuity and Life Insurance Company (the "Service Organization") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement on January 1, 2002, as amended (the "Agreement");

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing AMENDED SCHEDULE A with the AMENDED SCHEDULE A attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                    ING PARTNERS, INC.


                                    By:
                                           ------------------------
                                    Name:  Robert S. Naka
                                    Title: Senior Vice President


                                    ING USA ANNUITY AND LIFE INSURANCE COMPANY


                                    By:
                                           ------------------------
                                    Name:  Terrence O. Davis
                                    Title: Vice President

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                               AMENDED SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:

                                                                ANNUAL RATE
ING American Century Large Company Value Portfolio                 0.25%
ING American Century Select Portfolio                              0.25%
ING American Century Small Cap Value Portfolio                     0.25%
ING Baron Asset Portfolio                                          0.25%
ING Baron Small Cap Growth Portfolio                               0.25%
ING Davis Venture Value Portfolio                                  0.25%
ING Fidelity(R) VIP Contrafund(R) Portfolio                        0.25%
ING Fidelity(R) VIP Equity-Income Portfolio                        0.25%
ING Fidelity(R) VIP Growth Portfolio                               0.25%
ING Fidelity(R) VIP Mid Cap Portfolio                              0.25%
ING Fundamental Research Portfolio                                 0.25%
ING Goldman Sachs(R) Capital Growth Portfolio                      0.25%
ING Goldman Sachs(R) Core Equity Portfolio                         0.25%
ING JPMorgan Fleming International Portfolio                       0.25%
ING JPMorgan Mid Cap Value Portfolio                               0.25%
ING Lord Abbett U.S. Government Securities Portfolio               0.25%
ING MFS Capital Opportunities Portfolio                            0.25%
ING Neuberger Berman Partners Portfolio                            0.25%
ING Neuberger Berman Regency Portfolio                             0.25%
ING OpCap Balanced Value Portfolio                                 0.25%
ING Oppenheimer Global Portfolio                                   0.25%
ING Oppenheimer Strategic Income Portfolio                         0.25%
ING PIMCO Total Return Portfolio                                   0.25%
ING Pioneer High Yield Portfolio                                   0.25%
ING Salomon Brothers Aggressive Growth Portfolio                   0.25%
ING Salomon Brothers Large Cap Growth Portfolio                    0.25%
ING Solution 2015 Portfolio                                        0.25%
ING Solution 2025 Portfolio                                        0.25%
ING Solution 2035 Portfolio                                        0.25%
ING Solution 2045 Portfolio                                        0.25%
ING Solution Income Portfolio                                      0.25%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio             0.25%
ING T. Rowe Price Growth Equity Portfolio                          0.25%
ING Templeton Foreign Equity Portfolio                             0.25%
ING UBS U.S. Large Cap Equity Portfolio                            0.25%
ING Van Kampen Comstock Portfolio                                  0.25%
ING Van Kampen Equity and Income Portfolio                         0.25%

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